Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

EVERGREEN ENERGY INC.

-i-

-ii-

THIRD AMENDED AND RESTATED BYLAWS
OF
EVERGREEN ENERGY INC.

ARTICLE I
OFFICES

Section 1. Principal Office.

The principal office and place of business of Evergreen Energy Inc. (the “Corporation”) shall be located at 55 Madison Street, Suite 500, Denver, Colorado 80206 or at such other locations within or without Colorado, as the Board of Directors (the “Board”) may from time to time designate.

Section 2. Registered Office.

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 3. Other Offices.

The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board determines from time to time or the business of the Corporation requires.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings, Etc.

Except as otherwise provided in these Amended and Restated Bylaws (the “Bylaws”), all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board or President and as shall be stated in the notice of the meeting or waivers of notice thereof. If the place of any meeting is not so fixed, it shall be at the registered office of the Corporation in the State of Delaware.

Section 2. Annual Meetings.

(a) The annual meeting of the stockholders shall be held on such date and at such time and place as the Board may designate. The date, place and time of the annual meeting shall be stated in the notice of such meeting delivered to or mailed to stockholders. At such annual meeting the stockholders shall elect directors, in accordance with the requirements of the Certificate of Incorporation, and transact such other business as may properly be brought before the meeting.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by paragraph (c) of this Section 2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) (or paragraph (c) with respect to nominations of persons to be elected as a director). The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board or a duly authorized committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chair of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) For purposes of this Section 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 3. Special Meetings.

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the chair of the Board, (ii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (iii) by the holders of shares entitled to cast not less than 10 percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chair of the Board, the Chief Executive Officer, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article II, Section 4 of these Bylaws. If the notice is not given within 60 days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 4. Notice of Meeting.

Written or printed notice stating the place, day, hour and purposes of the meeting, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail or other means of written communication, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock records of the Corporation or as the stockholder has designated in writing. A waiver of any notice, signed by a stockholder before or after the time for the meeting, shall be deemed equivalent to such notice.

Section 5. Inspectors of Elections.

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 6. Quorum.

The holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall be requisite for and shall constitute a quorum of all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the stockholders, the stockholders present in person or by proxy and entitled to vote shall, by the vote of holders of stock representing a majority of the voting power of all shares present at the meeting, have the power to adjourn the meeting from time to time in the manner provided in Section 7 of Article II of these Bylaws until a quorum shall be present.

Section 7. Adjournment.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting Lists.

At least 10 days before every meeting of stockholders, a list of the stockholders (including their addresses) entitled to vote at the meeting, arranged in alphabetical order, and their record holding as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the principal place of business of the Corporation. The list also shall be kept at and throughout the meeting, and may be inspected by any stockholder who is present at such meeting. The original or duplicate stock ledger shall be provided at the time and place of each meeting and shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at such meeting.

Section 9. Voting of Shares.

The vote for directors shall be by ballot. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors, if the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter in favor of such matter exceed the votes cast by such stockholders against such matter. Directors shall be elected by a plurality of the votes cast.

Section 10. Proxies.

At each meeting of the stockholders of the Corporation, every stockholder having the right to vote may authorize another person to act for him or her by proxy. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this paragraph 10 of Article II may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy authorized hereby shall be voted or acted upon more than 11 months from its date, unless the proxy provides for a longer period. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls pursuant to paragraph 12 of Article II of these Bylaws unless the Court of Chancery upon application of a stockholder shall determine otherwise. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary of the Corporation.

Section 11. Voting of Shares by Certain Stockholders.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by an administrator, executor, court appointed guardian or a conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Section 9 of this Article II and Article III of these Bylaws.

Section 12. Conduct of Meetings.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 13. Consent of Stockholders in Lieu of Meeting.

Any action required by the Delaware General Corporation Law to be taken at an annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the stockholders, may, consistent with section 228 of the Delaware General Corporation Law, be taken without a meeting, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers.

The business and affairs of the Corporation shall be managed by the Board which shall exercise all the powers of the Corporation, except as otherwise provided by Delaware law or the Certificate of Incorporation of the Corporation.

Section 2. Number of Directors.

The Board shall consist of not less than three members. The number of directors may be reduced or increased from time to time by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent director. When used in these Bylaws, the phrase, “entire Board” means the total number of directors which the Corporation would have if there were no vacancies. Directors need not be stockholders. A majority of the directors shall consist of persons who are not employees of the Corporation or of any subsidiary of the Corporation. Should the death, resignation or other removal of any non-employee director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the time of the vacancy caused by the death, resignation or removal of any such non-employee director. The remaining directors of the Corporation shall cause any such vacancy to be filled in accordance with these Bylaws within a reasonable period of time. At the annual meeting directors shall be elected in accordance with the requirements of these Bylaws and the Certificate of Incorporation.

Section 3. Classification of the Board.

The Board shall be divided into three classes, as nearly equal as possible, designated Class I, Class II and Class III. Class I directors first chosen shall hold office for one year or until the first annual meeting of stockholders following their election; Class II directors first chosen shall hold office for two years or until the second annual meeting of stockholders following their election; and Class III directors first chosen shall hold office for three years or until the third annual meeting of stockholders following their election; and in each case, until their successors shall be duly elected and shall qualify. At each future annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed as provided in the Certificate of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term which shall expire at the next annual meeting of stockholders at which meeting the stockholders shall elect the director that will fill such position for the remaining term of that class.

Section 4. Resignations; Vacancies.

A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to the director’s prior death, resignation, disqualification or removal from office. The stockholders shall not have the right to remove any one or all of the directors except for cause upon the affirmative vote of the holders of a majority of the shares then entitled to vote at any meeting of stockholders, voting together as a single class. Any vacancy on the Board that results from a newly created directorship may be filled by the affirmative vote of a majority of the Board then in office; and any other vacancy occurring on the Board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for a term which shall expire at the next annual meeting of stockholders at which meeting the stockholders shall elect the director that will fill such position for the remaining term of that class.

Section 5. Organizational Meetings.

The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, shall be held without further notice on the day of the annual meeting of stockholders, at such time and place as shall be fixed from time to time pursuant to resolution of the Board. Such meeting may be held at any other time and at such place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all of the directors.

Section 6. Regular Meetings.

Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law. The Board or any committee designated by the Board may, by resolution, establish a time and place for additional regular meetings which may be held without further notice other than such resolution.

Section 7. Special Meetings; Notice.

Special meetings of the Board may be called by or at the direction of the chair of the Board or President, and shall be called by the chair of the Board or President or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting. Notice of each special meeting of the Board shall be given, not later than 24 hours before the meeting is scheduled to commence, by the chair of the Board or President or the Secretary and shall state the place, date and time of the meeting. Notice of each special meeting may be delivered to a director by hand or given to a director orally (whether by telephone or in person) or mailed, telecopied or sent via electronic mail or by other means provided for by a resolutions of the Board, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid; if telecopied, the notice shall be deemed to have been given when the contents of the telecopy are transmitted to the recipient with instructions that the telecopy immediately be delivered; and if sent via electronic mail, notice shall be deemed to be validly given and delivered when an electronic mail message is sent to the current electronic mail address for a director maintained by the Corporation. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

Section 8. Quorum and Manner of Acting.

Except as otherwise provided by law or in these Bylaws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 9. Conduct of Meetings.

At each meeting of the Board, the chair of the Board shall act as chair of the meeting or, in the absence of the chair of the Board, the President shall act as chair of the meeting. The Secretary or, in his or her absence, any person appointed by the chair of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chair of the meeting.

Section 10. Committees.

(a) Standing Committees. The Corporation shall have three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate

Governance and Nominating Committee. Each such standing committee shall consist of such number of directors of the Corporation and shall have such powers and authority as shall be determined by resolution of the Board. The membership of such standing committees shall consist solely of directors who are not employees of the Corporation or of any subsidiary of the Corporation, and who otherwise meet the applicable standards of independence for such respective standing committee.

(b) Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate three or more independent directors to constitute an Executive Committee. A quorum shall be a majority of the members of the Executive Committee. The Executive Committee shall generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. Except as otherwise provided by law, the Executive Committee shall have authority to exercise all the powers of the Board while the Board is not in session. The act of a majority of the Executive Committee members present at any meeting at which there is a quorum shall be the act of the Executive Committee except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws.

(c) Other Committees. In addition to the Committees described in paragraphs (a) and (b) of this Section 10, the Board may designate one or more additional committees, with each such committee consisting of such number of directors of the Corporation and having such powers and authority as shall be determined by resolution of the Board. The Board may designate one or more directors as alternate members of any such other committee, who may replace any absent or disqualified member at any meeting of the committee.

(d) All acts done by any committee within the scope of its powers and authority pursuant to these Amended and Restated Bylaws and the resolutions adopted by the Board in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

(e) Regular meetings of such committees shall be held at such times as may be determined by resolution of the Board or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board, or by the Secretary or an Assistant Secretary upon the request of the chair of the committee or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 7 of this Article III of these Amended and Restated Bylaws.

(f) Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

(g) Nothing herein shall limit the authority of the Board to appoint other committees consisting in whole or in part of persons who are not directors of the Corporation to carry out such functions as the Board may designate.

Section 11. Committee Members.

(a) Each member of any committee of the Board shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

(b) The Board may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

Section 12. Lead Director.

The Board may from time to time appoint an independent director as the Lead Director of the Board and may provide the Lead Director with such responsibilities and authority as the Board from time to time determines including, but not limited to, the following:

(a) Organize and preside over executive sessions of the Board, other than the portions of such sessions that are led by the chairs of the Audit, Compensation and Corporate Governance and Nominating committees;

(b) Coordinate the activities of the independent directors;

(c) Make recommendations to the Board regarding the structure and timing of Board meetings;

(d) Suggest and recommend to the Chair of the Board matters that should be considered by the Board;

(e) Assist the Chair of the Board in setting Board meeting agendas;

(f) Counsel the Chair of the Board as to appropriate materials to be provided to the Board; and

(g) Such other matters as the Board may from time to time determine.

Section 13. Written Consent of Action in Lieu of a Meeting.

Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 14. Meetings Held Other Than in Person.

Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation shall constitute presence in person at the meeting.

Section 15. Compensation.

By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid compensation as director or chair of any committee and for attendance at each meeting of the Board. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 16. Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board or any committee thereof at which corporate action is taken shall be presumed to have assented to the action taken unless he or she objects at the beginning of such meeting to the holding of the meeting or the transacting of business thereat, or he or she shall contemporaneously request that his or her dissent from the action taken be entered in the minutes of the meeting, or he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 17. Honorary Directors.

In addition to the directors of the Corporation, there may be as many honorary directors as the stockholders or the Board of Directors may elect. Honorary directors shall be elected by the stockholders at any meeting of stockholders or by the Board at any meeting of the directors. Honorary directors shall have no liability after they become honorary directors for the actions of the Board and shall not be required to attend any meeting of the Board, but shall be notified of all meetings of the Board in the same manner as the directors, and if in attendance at such meetings, shall have all the rights and privileges of directors (including the right to receive director's fees and expenses), except the right to vote on all matters before such meetings and all other matters which may be brought before the Board from time to time.

ARTICLE IV
OFFICERS

Section 1. Election; Term of Office; Appointments.

The Board, at its first meeting after each annual meeting, of stockholders, shall elect at least the following officers: a Chair of the Board, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, and a Treasurer. The Board may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Such additional officers may include one or more Vice Chairs, a Chief Executive Officer, a Chief Operating Officer, and such Assistant Secretaries, Assistant Treasurers and other officers as the Board in its discretion may determine. Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these Bylaws and by the Board and, to the extent not so provided, as generally pertain to their respective offices. The Board may fill any vacancy occurring in any office of the Corporation at any regular or special meeting.

Section 2. Resignation.

Any officer may resign at any time by giving written notice thereof to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 3. Term of Office.

The officers of the Corporation shall hold office until their successors are elected or appointed and qualify. Any officer elected or appointed by the Board may be removed by the affirmative vote of a majority of the entire Board with or without cause. Any vacancy occurring in any office of the Corporation due to death, resignation, removal or otherwise shall be filled for the unexpired portion of the term by the Board.

Section 4. Salaries.

The salaries of all officers of the Corporation shall be fixed by the Board.

Section 5. Chair of the Board and Chief Executive Officer.

The Chair of the Board shall be the Chief Executive Officer of the Corporation, unless otherwise prescribed by the Board, and shall preside at all meetings of the stockholders and of the directors. He or she shall perform such other duties, and exercise such powers, as from time to time shall be prescribed by these Bylaws or by the Board. He or she shall have general active management of the business of the Corporation; and shall see that all orders and resolutions of the Board are carried into effect.

Section 6. Vice Chair.

In the absence or disability of the Chair, any Vice Chair may perform the duties and exercise the powers of the Chair. He or she shall perform such other duties and have such other powers as the Board shall prescribe.

Section 7. President.

The President, in the absence of the Chair of the Board or the Vice Chair, if any, shall preside at all meetings of the stockholders and the Board. The President shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board, shall make reports to the Board and stockholders, and shall perform any and all of the duties as are incident to the office of the President or are properly required of him or her or assigned to him or her by the Board.

Section 8. Vice Presidents.

Vice Presidents shall perform such duties as from time to time shall be prescribed by these Bylaws, by the Chair of the Board, by the President or by the Board, and except as otherwise prescribed by the Board, they shall have such powers and duties as generally pertain to the office of Vice President.

Section 9. Secretary.

The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chair of the Board or President, under whose supervision he or she shall be. The Secretary shall keep, or cause to be kept, the seal of the Corporation and affix, or cause to be affixed, the same to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

Section 10. Chief Financial Officer.

The Chief Financial Officer shall have charge of the Corporation's books of account, and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the Corporation. The Chief Financial Officer shall prepare and render such balance sheets, profit and loss statements and other financial reports as the Board, the Chair of the Board or the President may require. He or she shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to him or her by the Chair of the Board, the President or the Board, and, except as otherwise prescribed by the Board, he or she shall have such powers and duties as generally pertain to the office of Chief Financial Officer.

Section 11. Treasurer.

The Treasurer shall have custody of the Corporation's funds and securities. He or she shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to him or her by the Chair of the Board, the President or the Board, and, except as otherwise prescribed by the Board, he or she shall have such powers and duties as generally pertain to the office of Treasurer.

Section 12. Assistant Secretaries.

The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or, disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 13. Other Subordinate Officers.

Other subordinate officers appointed by the Board shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

Section 14. Absence of any Officer.

In the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board may from time to time delegate the powers and duties of that officer to any other officer, or any director, or any other person whom it may select.

ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Elimination of Certain Director Liabilities.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2. Rights to Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board.

Section 3. Prepayment of Expenses.

The Corporation shall pay the expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board in its discretion upon such terms and conditions, if any, as it deems appropriate.

Section 4. Right of Claimant to Bring Suit.

If a claim under Section 2 or Section 3 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5. Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6. Contracts.

The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article V.

Section 7. Insurance.

The Board may authorize, by a vote of a majority of a quorum of the Board, the Corporation to purchase and maintain insurance to the extent reasonably available, at its expense, to protect itself and any other director, officer, employee or agent of the Corporation or any director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

Section 8. Amendments.

Any amendment, repeal or modification of any provision of this Article V by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VI
STOCK AND STOCKHOLDERS

Section 1. Stock.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of stock represented by certificates, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by such holder. Certificates representing the Corporation’s capital stock, if any, shall be in such form as required by law and as approved by the Board. Each such certificate shall be signed (either manually or by facsimile) in the name of the Corporation by the Chair or Vice Chair of the Board, President or any Vice-President, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates.

With respect to any stock represented by a certificate, the Board or any officer of the Corporation to whom the Board has delegated authority may authorize any transfer agent of the Corporation to issue, and any registrar of the Corporation to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in the place of a certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon receipt by the transfer agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board shall have authorized the transfer agent to accept generally or as the Board or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board or an authorized officer may require from time to time to protect adequately the interest of the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 3. Transfers of Shares.

Transfers of stock shall be made upon the books of the Corporation: (i) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s), or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

Section 4. Record Date.

(a) The Board may fix a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board does not fix a record date for such purpose, the record date for such purpose shall be at the close of business on the day next preceding the day on which the notice is given and, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The Board may fix a record date for the purpose of determining stockholders entitled to consent to action in writing in lieu of a meeting. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than 10 days after the adoption of such resolution fixing the record date. If the Board does not fix a record date, the record date for the purpose of determining stockholders entitled to consent to action in writing in lieu of a meeting when no prior action by the Board is required by applicable law, the Certificate of Incorporation or these Bylaws, shall be the first date on which a signed written consent with respect to the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If the Board does not fix a record date and prior action by the Board is required by applicable law, the Certificate of Incorporation or these Bylaws, the date for determining stockholders entitled to consent to action in writing in lieu of a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) The Board may fix a record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the purpose of any other action. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted, and shall be no more than 60 days prior to such action. If the Board does not fix a record date, the record date for determining the stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.

Section 5. Holder of Record.

The Corporation shall be entitled to recognize the exclusive rights of the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends, Etc.

To the extent permitted by Delaware law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Seal.

The corporate seal shall be in the form adopted by the Board. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

Section 3. Fiscal Year.

The fiscal year of the Corporation shall be determined by the Board.

Section 4. Voting Shares in Other Corporation.

Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Officer or the President or a proxy or proxies appointed by either of them.

Section 5. Waiver of Notice.

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Amended and Restated Certificate of Incorporation or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII
AMENDMENTS

Section 1. Amendments.

These Bylaws may be altered, amended or repealed by a majority of the directors present at any meeting of the Board at which a quorum is present, subject to the right of the stockholders to alter, amend or repeal any Bylaw adopted, altered, amended or repealed by the Board.